UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 25, 2008
Wellman, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10033	04-1671740
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

1041 521 Corporate Center Drive
Fort Mill, South Carolina	29707
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (803) 835-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
     On June 25, 2008, Wellman, Inc. and its debtor subsidiaries (the “Company”) filed a Joint Plan of Reorganization (the “Plan”), a Disclosure Statement and related documents with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Company plans to request the Bankruptcy Court to confirm the Plan before September 16, 2008 and to emerge from bankruptcy shortly thereafter. This Plan is consistent with the Company’s goal to successfully emerge from Chapter 11 as a stand-alone company with improved liquidity and substantially less debt. Further, the Plan reflects the support of certain of the Company’s second lien term loan lenders, who have committed to backstop a rights offering for $80 million of new convertible notes. A copy of the related press release is attached hereto as Exhibit 99.1.
     Copies of the above mentioned documents can be accessed on the Company’s website, www.wellmaninc.com, under the investor relations section as well as at www.kccllc.net/wellman.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.

(c)	Exhibits
99.1	Press Release dated June 27, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Wellman, Inc.

July 1, 2008	/s/ David R. Styka David R. Styka
Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated June 27, 2008.

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